UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 2, 2017

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On March 2, 2017, CARBO Ceramics Inc. (“the Company”) entered into an Amended and Restated Credit Agreement (the “New Credit Agreement”) with Wilks Brothers, LLC (“Wilks”) to replace its current term loan with Wells Fargo Bank, National Association (“Wells Fargo”) and provide the Company with additional liquidity for a longer term.  The New Credit Agreement is a $65.0 million facility maturing on December 31, 2022, that consists of a $52,651,000 term loan made at closing to pay off Wells Fargo and an additional term loan of $12,349,000 to be made in a single advance to the Company upon the satisfaction of certain post-closing conditions.  The Company’s obligations bear interest at 9.00% and are guaranteed by its two domestic operating subsidiaries.  No principal repayments are required until maturity (except in unusual circumstances), and there are no financial covenants.  In lieu of making cash interest payments, the Company has the option during the first two years of the loan to make interest payments as payment-in-kind, or PIK, by applying an 11.00% rate to the interest payment due (instead of the 9.00% cash interest rate) and capitalizing the resulting amount to the outstanding principal balance of the loan.

The loan cannot be prepaid during the first three years without making the lenders whole for interest that would have been payable over the entire remaining term of the loan.  The Company’s obligations under the New Credit Agreement are secured by: (i) a pledge of all accounts receivable and inventory, (ii) cash in certain accounts, (iii) domestic distribution assets residing on owned real property, (iv) the Company’s Marshfield, Wisconsin and Toomsboro, Georgia plant facilities and equipment, and (v) certain real property interests in mines and minerals.  Other liens previously in favor of Wells Fargo were released.

On March 2, 2017, in connection with the New Credit Agreement, the unsecured Promissory Notes in favor of two of the Company’s Directors in the aggregate amount of $25.0 million were amended to provide for payment-in-kind, or PIK, interest payments until the lenders under the New Credit Agreement receive two consecutive semi-annual cash interest payments.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Stockholder Agreement and Registration Rights Agreement

In connection with entry into the New Credit Agreement and the issuance of the Warrant (as described below), the Company entered into a letter agreement (the “Letter Agreement”), dated as of March 2, 2017, by and among the Company, Wilks, and certain directors and officers of the Company holding approximately 14.8% of the Company’s outstanding common shares (collectively, the “Supporting Stockholders”).  Under the terms of the Letter Agreement, Wilks has agreed to not acquire, offer to acquire or agree to acquire any of the Company’s common stock, par value $0.01 per share (the “Common Stock”) if the acquisition would result in Wilks and its affiliates owning more than 15% of the Common Stock then outstanding.  Wilks and the Company also agreed to certain other customary standstill provisions, which remain in effect until six months after the Wilks and its affiliates own less than 5% of the Common Stock.

In addition, the Company has agreed to submit a proposal seeking the approval (the “Stockholder Approval”), by an affirmative vote of the holders of a majority of the votes cast of the Common Stock, of the issuance of 523,022 shares of Common Stock to the Wilks upon exercise of the Warrant.  The New York Stock Exchange requires the approval of the Company’s stockholders of the issuance of an amount of shares of the Common Stock, or securities convertible into Common Stock, that exceeds more than 1% of the Common Stock outstanding, to a stockholder of the Company who holds more than 5% of the Common Stock outstanding before such issuance, such as Wilks.  Under the Letter Agreement, the Supporting Stockholders have agreed to vote in favor of the Stockholder Approval.

The Company has also granted Wilks certain registration rights pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of March 2, 2017, with respect to the shares of Common Stock issuable upon exercise of the Warrant, which rights include demand rights and piggy-back registration rights, subject to certain exceptions and limitations.

The foregoing description of the Letter Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the respective agreements, attached hereto as Exhibits 10.2, and 10.3, respectively, which are incorporated herein by reference.

Warrant

On March 2, 2017, in connection with entry into the New Credit Agreement, the Company issued a Warrant (the “Warrant”) to Wilks.  Subject to the terms of the Warrant, the Warrant entitles the holder thereof to purchase up to 523,022 shares of the Common Stock, at an exercise price of $14.91 per share, payable in cash.  The Warrant expires at 11:59 p.m., New York City time, on December 31, 2022.  Until receipt of the Stockholder Approval, the holder of the Warrant shall not be entitled to exercise the Warrant to the extent that the number of shares of Common Stock to be purchased upon such exercise, plus the number of shares of Common Stock purchased on any prior exercise of the Warrant, exceeds 271,414 shares of Common Stock (which amount represents approximately 1% of the number of shares of Common Stock currently outstanding).  No fractional shares of Common Stock will be issued in connection with an exercise of the Warrant.

The exercise price and number of shares of Common Stock issuable upon exercise of the Warrant are subject to adjustment as provided in the Warrant in the event of stock dividends, stock splits or combinations, distributions of securities to the Company’s stockholders, or similar events affecting the Common Stock.  In addition, if, at any time the Warrant is outstanding, the Company consummates a reclassification, recapitalization or reorganization, or a merger or similar business combination, or the sale of all or substantially all of our assets, in each case in which the Company’s Common Stock is converted into or exchanged for other securities or other consideration, the holder of the Warrant will have the right to receive, for each share of Common Stock that would have been issuable upon exercise of the Warrant immediately prior to the occurrence of such transaction, at the option of the holder, the number of shares of securities of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of Common Stock for which the Warrant was exercisable immediately prior to such transaction.

The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, attached hereto as Exhibit 10.4, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On March 2, 2017, the Company’s existing credit facility, dated as of January 29, 2010 (as thereafter amended, the “Old Credit Agreement”), among the Company and Wells Fargo Bank, National Association, and the Lenders named therein (“Wells”), was assigned to Wilks and amended and restated as the New Credit Agreement.  As a result of the transaction, Wells was paid in full at closing, and certain related documents in favor of Wells were assigned to Wilks at closing.

Item 3.02 Unregistered Sales of Equity Securities

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.  The Warrant was offered and sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibits are furnished with this Form 8-K.

10.1	Amended and Restated Credit Agreement, dated as of March 2, 2017, by and between CARBO Ceramics Inc., as borrower, and Wilks Brothers, LLC, as lender and administrative agent
10.2	Letter Agreement, dated as of March 2, 2017, by and between Carbo Ceramics Inc., Wilks Brothers, LLC, William C. Morris, Robert S. Rubin and Gary A. Kolstad
10.3	Registration Rights Agreement, dated as of March 2, 2017, by and between Carbo Ceramics Inc. and Wilks Brothers, LLC
10.4	Warrant, dated as of March 2, 2017, issued by Carbo Ceramics Inc. to Wilks Brothers, LLC
10.5	Second Amended and Restated Pledge and Security Agreement, dated as of March 2, 2017, by and among CARBO Ceramics Inc., as borrower, and Wilks Brothers, LLC, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: March 6, 2017
	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of March 2, 2017, by and between CARBO Ceramics Inc., as borrower, and Wilks Brothers, LLC, as lender and administrative agent
10.2	Letter Agreement, dated as of March 2, 2017, by and between Carbo Ceramics Inc., Wilks Brothers, LLC, William C. Morris, Robert S. Rubin and Gary A. Kolstad
10.3	Registration Rights Agreement, dated as of March 2, 2017, by and between Carbo Ceramics Inc. and Wilks Brothers, LLC
10.4	Warrant, dated as of March 2, 2017, issued by Carbo Ceramics Inc. to Wilks Brothers, LLC
10.5	Second Amended and Restated Pledge and Security Agreement, dated as of March 2, 2017, by and among CARBO Ceramics Inc., as borrower, and Wilks Brothers, LLC, as administrative agent